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Exhibit 31.2

CERTIFICATION

I, Thomas A. Bradley, certify that:

3.
I have reviewed this Annual Report on Form 10-K of Allied World Assurance Company Holdings, AG;

4.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: April 27, 2017

By:	/s/ THOMAS A. BRADLEY
Name:	Thomas A. Bradley
Title:	Executive Vice President and Chief Financial Officer

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  Exhibit 31.2
CERTIFICATION